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                                                                      EXHIBIT 23

                        INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-03201 of Courier Corporation on Form S-8 of our report dated November 7, 1996 (except Note J as to which is dated November 22, 1996), appearing in the Annual Report on Form 10-K of Courier Corporation and subsidiaries for the fiscal year ended September 28, 1996.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 9, 1996